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                                                                     EXHIBIT 21


                          SUBSIDIARIES OF LANCE, INC.


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
Name of Subsidiary                                           State/Province of Incorporation
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
Lance Mfg. LLC(1)                                                    North Carolina

Caronuts, Inc.(1)                                                    North Carolina

Vista Bakery, Inc.(1)                                                North Carolina

Cape Cod Potato Chip Company Inc.(1)                                 Massachusetts

   HSW Mortgage Corp.(2)                                             North Carolina

Lanhold Investments, Inc.(1)                                         Delaware

   Tamming Foods Ltd.(3)                                             Ontario

   Lanfin Investments Inc.(3)                                        Ontario
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(1)      Lance, Inc. owns 100% of the outstanding voting equity securities.
(2) Subsidiary of Cape Cod Potato Chip Company Inc., which owns 100% of the outstanding voting equity securities and 0% of the outstanding 10% Series A Cumulative Preferred stock.
(3) Subsidiary of Lanhold Investments, Inc., which owns 100% of the outstanding voting equity securities.